Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-59243, 333-38156, 333-91140, 333-143612, 333-163081) and Form S-3 (No. 333-160086) of A.C. Moore Arts & Crafts, Inc. of our report dated March 31, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ Pricewaterhouse Coopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 31, 2011